EXHIBIT 10.4

                                LICENSE AGREEMENT

         Effective November 6, 2003, Crump Barter Services, Inc. (hereinafter "CRUMP"), and Bentley Communications Corp. (hereinafter "BENTLEY"), (hereinafter referred to individually as the "PARTY" or collectively as the "PARTIES") agree as follows:

ss. 1. TYPE OF AGREEMENT. This document is an Agreement by which Crump licenses its business methods to Bentley and Bentley agrees to acquire the License Rights, as defined inSS.2, below, subject to the terms and conditions contained herein.

ss. 2. DEFINITIONS. In this Agreement, the following definitions shall govern, except as otherwise provided:

         (a)      "AGREEMENT" means this License Agreement;

         (b) "BARTER FEES" means any transaction fees, commissions or revenues earned through the operation of the Crump Barter System whether in United States Currency or US $ denominated barter currency;

         (c) "BUSINESS METHODS" means the business, relationships and methodologies for clearing transactions between barter exchanges used in the operation of the Crump Barter System, including the know-how, technology, marketing and fiscal management of the trade currency used to facilitate these transactions and the barter currency clearinghouse practices;

         (d) "CLOSING DATE" means November 15, 2003 or such earlier date as agreed to in writing the by Parties hereto;

         (e) "CRUMP AFFILIATE FLOAT" means the float that is determined by offsetting the positive and negative balances of the Crump Affiliates' ledger accounts. The current Crump Affiliate Float is the aggregate of the net negative balances shown on Exhibit "A" and "B" hereto;

         (f) "CRUMP AFFILIATES" means the affiliates participating in the Crump Barter System, currently consisting of over 185 affiliates, and such other affiliates as may join the Crump Barter System during the term of this Agreement or any renewal hereof;

         (g) "CRUMP BARTER SYSTEM" means the barter system operated by Crump since 1998 under the name of "CRUMP BARTER" and utilizing the website "WWW.CRUMPBARTER.COM" for exchange to exchange transaction management facilitating the purchase and sale of goods and services between exchanges and, ultimately, their members;

         (h) "LICENSE FEE" means the one-time issuance of 10,000,000 common shares in the capital stock of Bentley, with a stated value of $0.01 per share, together with a payment of thirty thousand ($30,000) dollars in United States Currency payable at Closing and the ongoing Royalty Fee, as defined below;

         (i) "LICENSE RIGHTS" means the sole and exclusive rights to the Business Methods; and

         (j) "RECORD KEEPING DUTIES" means the sole and exclusive responsibility for management of the Crump Barter System and record keeping for all transactions between the Crump Affiliates, as more particularly set forth in Section (SS.) 4 hereof; and

         (k) "ROYALTY FEE" means the greater of three (3%) percent of the Barter Fees collected by Bentley hereunder or $5,000 during any fiscal quarter, whichever is greater, such Royalty Fee not to exceed $10,000 per fiscal quarter.

ss. 3. GRANT OF LICENSE. Crump hereby grants to Bentley and Bentley hereby agrees to pay the License Fee for and in consideration of the License Rights.

ss. 4. ASSUMPTION OF RECORD KEEPING DUTIES. In connection with the granting by Crump of the License Rights hereunder, Bentley agrees to assume the Record Keeping Duties, as follows:

         (a)      maintaining the ledger accounts for each Crump Affiliate;

         (b) facilitating and recording barter transactions between the Crump Affiliates; and

         (c) maintaining the Crump Affiliate Float by ensuring that the aggregate float remains substantially unchanged, unless otherwise mandated by the board of directors of Crump.

ss. 5. FIDUCIARY RELATIONSHIP. The Parties hereto acknowledge and agree that the assumption of the Record Keeping Duties by Bentley creates a fiduciary relationship between Bentley and the Crump Affiliates, in a manner similar to the fiduciary relationship between a bank and its depositors.

ss. 6. CRUMP AFFILIATE FLOAT. Bentley acknowledges and agrees that the Crump Affiliate Float is the property of the Crump Affiliates and must be maintained for the benefit of the Crump Affiliates.

ss. 7. LEDGER BALANCES. Crump confirms that the ledger balances of the Crump Affiliates are correct as of the Effective Date, as more particularly set out in Exhibits "A" and "B" attached to this Agreement.

ss. 8. NEGATIVE FLOAT. The Parties hereto acknowledge that as of the Effective Date the Crump Affiliates owed more to the Crump Affiliate Float than the Crump Affiliate Float owed to the Crump Affiliates, resulting in a negative float balance.

ss. 9. ASSIGNMENT OF BARTER FEES. As compensation for the assumption of the Record Keeping Duties by Bentley, Crump hereby agrees to assign to Bentley all right, title and interest in and to the Barter Fees earned during the term of this Agreement.

ss. 10. DISCLOSURE OF BUSINESS METHODS. Within thirty (30) days after the Closing Date, Crump shall provide to Bentley detailed information related to the Business Methods and the Record Keeping Duties. Nothing in this Agreement shall be construed to require Crump to provide any information that is not part of the Business Methods or Record Keeping Duties.

ss. 11. ACCESS TO NEW INFORMATION. During the term of this Agreement and any extension or renewal hereof, Crump shall continue to allow Bentley access to any new information or practices forming a part of the Business Methods or Record Keeping Duties. Crump shall, during the term of this Agreement, upon prior written request by Bentley, disclose to Bentley's designated representative, without unjustified delay, any information forming part of the Business Methods or Record Keeping Duties as requested by Bentley. Such requests shall, in each case, be for specific information related to the Business Methods or Record Keeping Duties and to fully explain the Business Methods or Record Keeping Duties, if necessary. The obligation of Crump to answer such requests shall be limited to any information, to cause each such request to be fully and fairly answered to the best of the ability of Crump.

ss. 12. SERVICES OF CRUMP PERSONNEL. Crump shall, during the term of this Agreement, upon prior written request of Bentley, make available to Bentley, without charge, at the offices or other facilities of Bentley, the services of the personnel of Crump who are familiar with the Business Methods, for consultation and advice concerning the Business Methods.

ss. 13. EXCLUSION OF THIRD PARTY INFORMATION. Crump shall not be required to furnish to Bentley any information that Crump receives or has received from third parties, which information Crump may not lawfully disclose, or the utilization of which requires the payment of royalties by Crump to third parties. Nor shall Crump be required to furnish to Bentley any information regarding business methods or practices that Crump develops for, or develops in cooperation with, third parties.

ss. 14. INCLUSION OF INFORMATION RELATED TO BUSINESS METHODS. If, during the term of this Agreement, Crump shall conceive, make or acquire any information or practices relating to the Business Methods or Record Keeping Duties, or useful in the carrying out of the Crump Barter System, Crump shall, with reasonable promptness, advise Bentley, in writing, setting out the details of such information.

ss.15. PAYMENT OF LICENSE FEE. Bentley shall pay the License Fee to Crump, as follows:

         (a) within 10 days of the Closing Date, Bentley shall issue and deliver to Crump a share certificate for 10,000,000 common shares in the capital stock of Bentley, registered in the name of Crump, and subject only to the restrictions imposed by Rule 144.

         (b) on the Closing Date, Bentley shall deliver to Crump a check in the sum of thirty thousand ($30,000) dollars of United States Currency, payable to Crump, representing the initial portion of the License Fee;

         (c) within thirty (30) days after the end of each fiscal quarter, Bentley shall deliver a check to Crump representing the Royalty Fee. Bentley shall provide a written report to Crump of the exact amount of Barter Fees earned during the fiscal quarter just ended;

         (d) No taxes or other charges imposed on Bentley with respect to or based upon such payments by or under the authority of any government, treaty organization, or subdivision of either, shall be deducted from the payment of Royalty Fees or License Fee to Crump.

ss. 16. CONFIDENTIAL INFORMATION. During the term of this Agreement and for three years thereafter, Bentley shall take all reasonable care to keep confidential all information relating to the Business Methods acquired in any manner from Crump and shall not disclose it to third parties, provided that such information and other information is in written or other tangible form and clearly marked or identified as being confidential at the time of disclosure or, if disclosed orally, such information shall be identified as confidential at the time of disclosure with subsequent confirmation to Bentley in writing within thirty days after disclosure identifying the date and type of information disclosed.

ss. 17. EXCEPTIONS TO CONFIDENTIALITY. The obligations set forth in Section (SS.) 16 shall not apply to any information that: (a) is publicly available at the time of disclosure; (b) is lawfully obtained by Bentley from a third party who has not illegally derived such information, directly or indirectly, from Crump, (c) is lawfully in the possession of Bentley, in any recorded form, before the time of disclosure and such recorded form is produced by Bentley; (d) is disclosed by Bentley with the permission of Crump on a non-confidential basis; (e) is developed by or on behalf of Bentley by individuals who have not developed or received information under this Agreement.

ss. 18. TERM OF AGREEMENT. This Agreement, effective as ofNovember 6, 2003, shall remain in effect for three years from the Closing Date unless terminated earlier in accordance with Section (SS.) 20 of this Agreement.

ss. 19. RENEWAL OF AGREEMENT. Upon the expiration of the initial term of this Agreement, or any renewal term, this Agreement and the License Rights and Record Keeping Duties granted hereunder may be renewed for successive three year terms upon written consent of both Parties hereto. No additional License Fee shall be due upon renewal.

ss. 20.    TERMINATION.

         (a) AT WILL. THIS AGREEMENT IS TERMINABLE AT WILL BY BENTLEY WITH THIRTY (30) DAYS WRITTEN NOTICE TO CRUMP, as long as the licensing fee and royalty minimum fees have been paid.

         (b) DEFAULT. In the event that either of the Parties defaults in its performance of its obligations hereunder, this Agreement may be terminated by the non-defaulting Party by serving notice of such termination as follows:

         (i) if a Party (the "DEFAULTING PARTY") shall default in the performance of any of its obligations hereunder, and such default shall continue for thirty (30) days after written notice specifying such default has been served upon the Defaulting Party; or

         (ii) if a Party shall discontinue business or become bankrupt or insolvent, or apply for or consent to the appointment of a trustee, receiver, or liquidator of its assets, or seek relief under any law for the aid of debtors, or take or permit any action under federal or state laws similar to the foregoing.

Such right to termination shall not be exclusive, and exercise by the non-defaulting Party shall not preclude the exercise by such Party of any other right or remedy that it may have at law or in equity against the Defaulting Party on account of any default by the Defaulting Party.

ss. 21. SURVIVAL. Except as expressly otherwise provided in this Agreement, its termination shall not relieve any party of any obligation or liability accrued hereunder prior to such termination, nor affect or impair the rights of any party arising under this Agreement prior to such termination.

ss. 22. LICENSE ASSIGNABLE. The License Rights and Record Keeping Duties granted in this Agreement by Crump shall be assignable by Bentley so long as Bentley is not in default at the time it seeks to assign the License Rights and Record Keeping Duties and provided the assignee is acceptable to Crump. Crump's acceptance of an assignee shall not be unreasonably withheld.

ss. 23. NOTICES. All necessary notices or correspondence required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given when hand delivered or when mailed postage prepaid by first class certified mail, return receipt requested:

If to Crump:         MR. JOSEPH CRUMP
                     1 CHESTNUT STREET
                     NASHUA, NEW HAMPSHIRE  03060
                     (603) 577-5550 FAX
                     jcrump@crumpbarter.com

with a copy to:      WILLIAM MCNEIR RICHMOND, ESQ.
                     4 BRUSHWOOD DRIVE
                     ATKINSON, NEW HAMPSHIRE  03811
                     (800) 215-1274 FAX
                     wmr@richmondpc.com

If to Bentley:       MR. GORDON LEE, CHAIRMAN & CEO
                     BENTLEY COMMUNICATIONS CORP.
                     11301 OLYMPIC BOULEVARD, SUITE 680
                     LOS ANGELES, CALIFORNIA   90064-30228
                     (310) 274-3978 FAX
                     lee@bentleycompanies.com

with a copy to:      APRIL FRISBY, ESQ.
                     WEED & CO. LLP
                     4695 MACARTHUR COURT, SUITE 1430
                     NEWPORT BEACH, CALIFORNIA  92660
                     (949) 475-9087 FAX
                     april@weedco.com

ss. 24. PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither Party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other Party.

ss. 25. ATTORNEY'S FEES. If any Party shall bring an action to enforce any provision of this Agreement, the prevailing Party shall be entitled to reimbursement for all reasonable legal fees and costs, incurred by such Party in enforcing the terms of this Agreement.

ss. 26. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

ss. 27. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by either Party hereto, such Party shall not be liable or responsible for any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws and regulations or any other cause whatsoever beyond the control of such Party.

ss. 28. RIGHT TO CONTINUE WORK WITH THIRD PARTIES. Subject to the terms of this Agreement, each Party hereto shall be free to engage in other work, alone or with others, and to furnish information to and receive information from third parties, provided the provision of information is not in contravention of the terms of this Agreement.

ss. 29. AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any amendment or waiver will be binding on Crump only if such amendment or waiver is set forth in a writing executed by Crump, and provided that any amendment or waiver will be binding upon Bentley only if such amendment or waiver is set forth in a writing executed by Bentley. The waiver of any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. Failure at any time to require performance of any of the provisions herein shall not waive or diminish a Party's right thereafter to demand compliance therewith or with any other provision.

ss. 30. LIMITATION OF LIABILITY. Neither Party hereto will be liable to the other for any indirect, special or consequential damages whatsoever, whether grounded in tort (including negligence), strict liability or contract, and neither Party's liability under any circumstances shall exceed the contract price hereunder.

ss. 31. INDEPENDENT CONTRACTOR. In the performance of this Agreement, the status of the Parties, including their employees and agents, shall be that of independent contractors and not as employees or agents, and as such, neither Party shall have the right to make commitments for or on behalf of the other Party.

ss. 32. GENERAL INDEMNIFICATION. Each Party hereto shall be responsible for: (a) the safety of its own employees and agents while engaged in work under the Agreement, and (b) any liability for damages or personal injuries, including death, resulting from work under the Agreement, without any warranty, liability, or indemnification on the part of the other Party.

ss. 33. CONSTRUCTION & APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as if the Agreement were fully executed and performed under the laws of the State of California so that the principles of conflicts of laws would not apply.

ss. 34. SETTLEMENT OF DISPUTES. In the event of the occurrence of any dispute or disagreement, the Parties hereto shall first exert their best efforts in good faith to resolve the matter amicably between themselves as provided for in this Agreement. Within thirty (30) days after written demand by either Party, both Parties shall designate two representatives from among those personnel acquainted with the work involved who shall discuss and attempt to resolve the dispute or disagreement at the offices of the Party on which demand was served, or such other place agreeable to the Parties. If a resolution has not been achieved within ninety (90) days from the date on which the written demand for such working-level discussions was originally made, then either Party may demand in writing that an officer (vice president, president, or director) from each party discuss and attempt to resolve the dispute or disagreement at a place mutually agreed upon by the Parties. If a resolution has not been achieved within sixty (60) days after the written demand for discussions between officers of the Parties, then either Party shall be free to resort to a court of justice having jurisdiction over the Parties and the subject matter of the dispute, provided, however, that both Parties hereby waive irrevocably any right to have such dispute or disagreement tried before a jury.

ss. 35. SEVERABILITY. Should any provision of this Agreement be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision shall be amended by the Parties hereto so as to make it valid, legal and enforceable but keeping it as close to its original meaning as possible. The invalidity, illegality or unenforceability of any provision shall not affect in any manner the other provisions herein contained, which remain in full force and effect.

ss. 36. GRAMMATICAL USAGE. Throughout this Agreement, reference to the neuter gender shall be deemed to include the masculine and feminine, the singular the plural and the plural the singular, as indicated by the context in which used.

ss. 37. HEADINGS; CONTEXT. The headings of the sections (ss. ss.) and paragraphs (P. P.) contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

ss. 38. COUNTERPARTS. This Agreement may be executed in numerous counterparts, all of which shall be considered one and the same agreement. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

ss. 39. AUTHORITY TO BIND. Crump hereby warrants and represents that it has the full and unconditional right and authority to enter into, perform and be bound by the terms of this Agreement. Bentley hereby warrants and represents that it has the full and unconditional right and authority to enter into, perform and be bound by the terms of this Agreement.

ss. 40. ENTIRE AGREEMENT. This Agreement and the Amendment Agreement between the Parties dated November 6, 2003 contain all of the terms agreed upon by the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, representations and warranties of the Parties as to the subject matter of this Agreement, including the Asset Purchase Agreement between the Parties dated August 4, 2003.

BY CAUSING THIS AGREEMENT TO BE EXECUTED HERE BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, Crump and Bentley have executed this Agreement in multiple duplicate originals.

AGREED TO & ACCEPTED BY:                   AGREED TO & ACCEPTED BY:

CRUMP BARTER SERVICES, INC.                BENTLEY COMMUNICATIONS CORP.

By: /s/ Joseph Crump                       By: /s/ Gordon Lee
    -------------------------------            --------------------------------
    JOSEPH CRUMP                               GORDON LEE
    AS ITS PRESIDENT                           AS ITS CHAIRMAN & CEO

Date:                                      Date:


-----------------------------------        ------------------------------------
WITNESS                                    WITNESS


STATE OF NEW HAMPSHIRE                     STATE OF CALIFORNIA
COUNTY OF HILLSBOROUGH, SS.                COUNTY OF LOSANGELES, SS.

NOVEMBER __, 2003                          NOVEMBER __, 2003

Joseph Crump, President of Crump           Gordon Lee, Chairman & CEO of Bentley
Barter Services, Inc., personally          Communications Corp., personally
appeared before me and acknowledged        appeared before me and acknowledged
his execution of the foregoing             his execution of the foregoing
instrument to be the free act and          instrument to be the free act and
deed of the corporation.                   deed of the corporation

Before me,                                 Before me,

__________________________________         ____________________________________
Notary Public                              Notary Public
My commission expires:                     My Commission expires: